++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
      PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 11, 1997

                                $209,433,212.14

                   CHEVY CHASE AUTO RECEIVABLES TRUST 1997-1

                     % AUTO RECEIVABLES BACKED CERTIFICATES

                            CHEVY CHASE BANK, F.S.B.
                              Seller and Servicer

                                  -----------

Principal, and interest to the extent of the pass-through rate of % per annum (the "Pass-Through Rate"), will be distributed to owners of the Certificates (the "Certificateholders") on the 15th day of each month (or, if such 15th day is not a Business Day, the next following Business Day) (as defined herein), beginning April 15, 1997. The aggregate principal balance of the Receivables as of the Cut-Off date is $209,433,212.14. The final scheduled distribution date of the Certificates will be the Distribution Date in October, 2003 (the "Final Scheduled Distribution Date").

The % Auto Receivables Backed Certificates (the "Certificates") represent fractional undivided interests in the assets of the Chevy Chase Auto Receivables Trust 1997-1 (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement"), dated as of March 1, 1997, among Chevy Chase Bank, F.S.B. (the "Bank"), as seller and as servicer of the receivables (the "Seller" and the "Servicer," respectively), and First Bank National Association, as trustee (the "Trustee"). The assets of the Trust will primarily consist of simple interest retail installment sales contracts and installment loans (the "Receivables") secured by new and used automobiles, light duty trucks and vans financed thereby (the "Vehicles"), certain payments made thereunder on or after March 1, 1997 (the "Cut-Off Date"), security interests in the Vehicles and the proceeds thereof received by the Trust from the Seller on or prior to the date of the issuance of the Certificates, all as more fully described herein.

                                                  (cover continued on next page)

THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES. THE UNDERWRITERS INTEND TO MAKE A SECONDARY MARKET IN THE CERTIFICATES BUT HAVE NO OBLIGATION TO DO SO. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE [S-10] HEREIN AND UNDER "RISK FACTORS" ON PAGE 12 IN THE ACCOMPANYING PROSPECTUS.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK OR ANY AFFILIATES OF THE BANK. NEITHER THE CERTIFICATES NOR THE UNDERLYING RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                       UNDERWRITING
                                             PRICE TO  DISCOUNT AND PROCEEDS TO THE
                                            PUBLIC (1) COMMISSIONS   SELLER (1)(2)
                                            ---------- ------------ ---------------
Per Certificate............................   (  %)       (  %)          (  %)
Total......................................   $           $              $

-----
(1) Plus accrued interest, if any, at the Pass-Through Rate from March 1, 1997.
(2) Before deduction of expenses payable by the Bank estimated at $625,000.

The Certificates are offered by the Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that the Certificates will be offered globally and delivered in book-entry form on or about March 19, 1997 through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and Euroclear System, against payment in immediately available funds.

CREDIT SUISSE FIRST BOSTON
                                 J. P. MORGAN & CO.
                                                               SMITH BARNEY INC

            The date of this Prospectus Supplement is March  , 1997.

(cover continued from previous page)

The assets of the Trust also will include a financial guaranty insurance policy (the "Certificate Insurance Policy") from AMBAC Indemnity Corporation (the "Certificate Insurer"), which will unconditionally and irrevocably guarantee payment of amounts due to the holders of the Certificates (the "Certificateholders") to the extent described herein. The Trustee will also have access to a Reserve Account and a Yield Maintenance Account to be established for the benefit of the Certificateholders and the Certificate Insurer.

                                 [AMBAC LOGO]

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Servicer will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus Supplement or the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus Supplement or the Prospectus incorporates). Written requests for such copies should be directed to: Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, Chevy Chase, Maryland 20815,
Attention: Chief Financial Officer. Telephone requests for such copies should be directed to Chevy Chase Bank, F.S.B. at (301) 986-7000.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement on the pages indicated in the Index of Defined Terms and in the accompanying Prospectus on the pages indicated in the Index of Defined Terms.

Issuer......................
                              Chevy Chase Auto Receivables Trust 1997-1 (the "Trust" or the "Issuer").

Seller/Servicer.............  Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Bank", the "Seller" or the "Servicer"). See "The Seller and the Servicer" herein.

Trustee.....................  First Bank National Association, a national banking association. The corporate trust offices of the Trustee are located at 180 East 5th Street, St. Paul, Minnesota 55101, and the telephone number of the Trustee is 1-800-934-6802 (bond holder services).

Cut-Off Date................
                              March 1, 1997 (the "Cut-Off Date").

Closing Date................  March 19, 1997 (the "Closing Date").

Securities Offered..........  The  % Auto Receivables Backed Certificates (the
                              "Certificates"). The Certificates will evidence fractional undivided ownership interests in the assets of the Trust. The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof. See "The Certificates--General." Each Certificateholder will also purchase the right to receive a pro rata share of amounts payable under the Yield Maintenance Account established pursuant to the Pooling Agreement (such amounts, "Yield Maintenance Amounts").

The Trust...................  The Trust will be a trust established under the laws of the State of New York. The activities of the Trust are limited by the terms of the Pooling Agreement to purchasing, owning and managing the Receivables, issuing and making payments on the Certificates and other activities related thereto.

Trust Property..............  The assets of the Trust (the "Trust Property")
                              include (i) the Receivables, (ii) all monies
                              (including accrued interest) due or received on or after the Cut-Off Date, (iii) the Collection Account (as defined herein) and the Certificate Account (as defined here) and such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer and the Trustee pursuant to the Pooling Agreement, as described below, (iv) the security interests in the Vehicles, (v) the rights to proceeds from claims on physical damage, credit life and disability insurance policies, if any, covering Vehicles or Obligors (as defined herein), as the case may be, (vi) any proceeds from the sale of repossessed Vehicles, (vii) all rights to receive payments under certain circumstances from the Reserve Account (as defined herein), (viii) the Certificate Insurance Policy and (ix) certain other property, as more fully described herein. See "The 1997-1 Trust Property" and "The Trust Property" herein in the Prospectus.

The Receivables.............  The Receivables consist of simple interest retail installment sales contracts between dealers and retail purchasers and installment loans which are secured by the new and used automobiles, light duty trucks and vans financed thereby. Each Obligor's obligation under its Receivable is a full recourse obligation. The "Obligor" is the obligor under each Receivable including any guarantor. The Receivables contain provisions which unconditionally obligate the Obligor to make all payments under the related Receivable. Approximately 74.47% of the Receivables (by aggregate principal balance of the Receivables as of the Cut-Off Date) were purchased or originated by the Bank and the other 25.53% of the Receivables were purchased or originated by the Bank's wholly-owned subsidiary, Consumer Finance Corporation ("CFC" together with the bank, the "Lenders"). The Receivables purchased or originated by CFC are referred to herein as the "CFC Receivables." See "The Receivables Pool" herein.

Book-Entry Registration.....
                              The Certificates will initially be available only in book-entry form. See "Description of the Securities--Book-Entry Registration" on the accompanying Prospectus.

Pass-Through Rate...........    % per annum, calculated on the basis of a 360-
                              day year consisting of twelve 30-day months (the "Pass-Through Rate").

Distribution Date...........  The 15th day of each month (or, if such 15th day is not a day on which banks located in New York, New York, St. Paul, Minnesota or Chevy Chase, Maryland are open for the purpose of conducting commercial banking business (a "Business Day"), the next following Business Day) (each a "Distribution Date") beginning April 15, 1997.

Monthly Interest............  On each Distribution Date, the Trustee will distribute pro rata to the Certificateholders of record as of the close of business on the day (whether or not a Business Day) immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the close of business on the last day of the calendar month immediately preceding the month of such Distribution Date) (the "Record Date") interest at one-twelfth of the Pass-Through Rate on the Certificate Principal Balance immediately prior to such Distribution Date (the "Monthly Interest"). To the extent interest collections received by the Trust are insufficient to pay such interest as a result of the annual percentage rates ("APRs") on certain of the Receivables, the Certificateholders will be entitled to Yield Maintenance Amounts. The "Certificate Principal Balance" shall equal, initially, $209,433,212. 14 (the "Original Certificate Principal Balance") and thereafter, the Original Certificate Principal Balance, reduced by all amounts previously distributed to Certificateholders and allocable to principal. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs. See "The Certificates--Flow of Funds" herein.

Monthly Principal...........  On Distribution Date, the Trustee will distribute to Certificateholders, as of the related Record Date, the Monthly Principal (as defined herein) relating to such Distribution Date. See "The Certificates--Flow of Funds" herein.

                              The Pooling Agreement will require that the
Accounts....................  Trustee establish an account (the "Collection
                              Account") and that the Servicer deposit into the Collection Account all collections received by the Servicer on the Receivables within two Business Days following receipt of such amounts. With respect to any Distribution Date and on the related Determination Date, the Servicer shall instruct the holder of the Collection Account to deposit into an account established by the Trustee (the "Certificate Account") all funds collected on the Receivables during the most recently completed Collection Period.

                              The credit enhancement available for the benefit
Credit Enhancement..........  of the Certificateholders will consist of the
                              Reserve Account and the Certificate Insurance Policy.

                              The Trustee will hold a Reserve Account (the
A. Reserve Account..........  "Reserve Account") for the benefit of the
                              Certificateholders and the Certificate Insurer. The Reserve Account will be created with an initial deposit by the Seller of cash in an amount required by the Pooling Agreement (the "Reserve Initial Deposit"). The Reserve Initial Deposit will be augmented on each Distribution Date by the deposit in the Reserve Account of amounts otherwise distributable to the Seller from Excess Interest (as defined below) until the amount in the Reserve Account reaches an amount equal to the Specified Reserve Balance. Thereafter, amounts otherwise distributable to the Seller will be deposited in the Reserve Account to the extent necessary to maintain the amount in the Reserve Account at an amount equal to the Specified Reserve Balance. Amounts in the Reserve Account (including any investment earnings thereon) on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Reserve Balance for such Distribution Date generally will be released to the Seller. With respect to any Distribution Date, "Excess Interest" shall mean funds on deposit in the Certificate Account after distribution of the Monthly Interest and Monthly Principal (together, the "Required Payments") to the Certificateholders on such Distribution Date and payment of the fee due the Trustee, the premium then due to the Certificate Insurer and the Reimbursement Amount (as defined herein).

                              The "Specified Reserve Balance" with respect to any Distribution Date means the amount so specified in the Pooling Agreement. The Reserve Account will be maintained with the Trustee as an Eligible Deposit Account, and will not be part of the Trust.

                              The Certificate Insurer may, at its option and without notice to, or the consent of, the Certificateholders, reduce the Specified Reserve Balance.

B. The Certificate            On or before the Closing Date, the Seller will
Insurance Policy............  obtain the Certificate Insurance Policy (the
                              "Certificate Insurance Policy") which is noncancelable, in favor of the Trustee on behalf of the Certificateholders. On each Distribution
                              Date, the Certificate Insurer will be required to make available to the Trustee the amount, if any, by which the Required Payments on the Certificates exceed the sum of (x) Available
                              Funds as of such Distribution Date and (y) the amount, if any, then on deposit in the Reserve
                              Account. The Certificate Insurance Policy does not guarantee to the Certificateholders any specified rate of prepayments. A payment by the Certificate Insurer under the Certificate
                              Insurance Policy is referred to herein as an "Insured Payment." See "The Certificate Insurance
                              Policy" and "The Certificate Insurer" herein.

                              The Trustee will (i) receive as attorney-in-fact of each Certificateholder, any Insured Payment from the Certificate Insurer and (ii) disburse such Insured Payment to each Certificateholder in accordance with the Pooling Agreement. The Pooling Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of such Certificateholders with respect to such Insured Payments. The Certificate Insurer will receive reimbursement for such Insured Payments, but only from the sources and in the manner provided in the Pooling Agreement. Such subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the Certificate Insurance Policy.

Yield Maintenance Account...  A Yield Maintenance Account will be established for the benefit of the Certificateholders with respect to those Receivables which have annual percentage rates of interest ("APRs") which are less than the sum of the Pass-Through Rate, the Servicing Fee Rate and the rates at which the Certificate Insurer's premium and the Trustee's fee are calculated (the sum of such rates, the "Required Rate"). See "Description Of the Trust Agreements--Yield Maintenance Account and Yield Maintenance Agreement" in the accompanying Prospectus.

Certificate Insurer.........  AMBAC Indemnity Corporation and any successor thereto.

Servicing...................  The Servicer will be responsible for servicing, managing, arranging, making collections on and otherwise enforcing the Receivables, and will be entitled to retain from collections on the Receivables a monthly fee (the "Servicing Fee") equal to one-twelfth the product of (i) 1.50% (the "Servicing Fee Rate") and (ii) the Pool Balance as of the beginning of the immediately preceding Collection Period. The Servicer may designate CFC to act as sub-servicer with respect to the CFC Receivables.

Optional Termination........  The Seller will have the option, subject to certain conditions set forth in the Pooling
                              Agreement, including the deposit of the sum specified in the Pooling Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates as of any Distribution Date following a Record Date on which the Pool Balance is 5% or less of the Original Certificate Principal Balance (such option, the "Optional Termination"). In the event of such a removal, the entire outstanding Certificate Principal Balance, together with accrued interest thereon at the Pass-Through Rate, will be required to be paid to the Certificateholders on such Distribution Date. The Certificate Insurance Policy will not insure payments to Certificateholders resulting from an Optional Termination. See "The Certificates-- Optional Termination" herein.

Certain Legal Aspects of
the Receivables.............
                              Because of the administrative burden and expense that would be entailed in doing so, the certificates of title for the Vehicles will not be amended to identify the Trustee as the secured party. If there are any Vehicles as to which the Bank failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Pursuant to the Pooling Agreement, the Seller will assign its security interests in the Vehicles to the Trustee. Under the laws of Virginia, Georgia and North Carolina, such an assignment of security interests may not be, and under the laws of Maryland will not be, sufficient to convey to the Trustee perfected security interests in the Vehicles. The Seller will covenant in the Pooling Agreement to repurchase any Receivable if, on the Closing Date, a valid, subsisting and enforceable first priority security interest in the related Vehicle, which will have been assigned to the Trust, has not been perfected (or is not in the process of being perfected) in favor of the applicable Lender. The Seller will also covenant in the Pooling Agreement to repurchase any Receivable if, after the Closing Date, a valid, subsisting and enforceable first priority security interest in the name of the applicable Lender is not maintained on behalf of the Trust in the related Vehicle. See "Certain Legal Aspects of the Receivables" in the Prospectus.

Certain Federal Tax           In the opinion of Dewey Ballantine, special tax
Considerations..............  counsel to the Underwriters, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. The Beneficial Owners of the Certificates must report their respective allocable shares of all income earned on the Trust Property and may deduct their respective allocable shares of reasonable servicing fees.
                              See "Certain Federal Income Tax Consequences," herein.

ERISA Considerations........  Certificates may be purchased by or with the assets of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the provisions of
                              Section 4975 of the Code. An acquisition of Certificates by such an employee benefit plan is subject to the general fiduciary standards of ERISA and satisfaction of the conditions imposed under the terms of a prohibited transaction exemption granted to the Underwriters. See "ERISA Considerations" herein.

Ratings.....................  It is a condition of the original issuance of the
                              Certificates that the Certificates be rated in the highest rating category by at least one of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Fitch Investors Service, Inc. ("Fitch")(Moody's, S&P and Fitch, collectively, the "Rating Agencies"). The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the claims-paying ability of the Certificate Insurer. Any reduction in the rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates would likely result in a reduction of the rating of the Certificates. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Ratings" herein.

Certain Legal Matters.......  Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller by Shaw, Pittman, Potts & Trowbridge, Washington, D.C. and for the Underwriters by Dewey Ballantine, New York, New York.

                                  RISK FACTORS

  In addition to those factors described under "Risk Factors" in the Prospectus, prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:

  Limited Liquidity. There currently is no secondary market for the Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Certificates are paid in full. The Underwriters intend to make a market in the Certificates but have no obligation to do so.

  Yield And Prepayment Considerations. The weighted average life of the Certificates will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit life and/or credit disability insurance, repurchases by the Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, or the exercise by the Seller of its Optional Termination.

  The Seller has not as of the date hereof prepared data on prepayment rates and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables. The Seller can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. The Seller, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables.

  Geographic Concentration. As of the Cut-Off Date, based upon billing address information provided to the Seller, the Obligors resided in 31 states and the District of Columbia, four of which, Maryland, Virginia, North Carolina and Georgia, account for 21.45%, 33.01%, 17.76% and 17.69%, respectively, of the aggregate principal balance of the Receivables in the Trust. Adverse economic conditions in Maryland, Virginia, North Carolina or Georgia could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Receivables.

                             FORMATION OF THE TRUST

  The Seller will establish the Trust by selling and assigning the Receivables and certain other Trust Property to the Trustee in exchange for the Certificates. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on the Certificates.

  The Seller, immediately prior to its transfer of the Receivables to the Trust, will acquire the CFC Receivables from CFC.

  The Servicer will hold the Receivables and the certificates of title or ownership relating to the Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title or ownership for the Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party. Under such circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Vehicles may be defeated. See "Certain Legal Aspects of the Receivables" in the accompanying Prospectus.

  The Trust will not acquire any assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments on the Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

  If the protection provided to the Certificateholders by the Certificate Insurance Policy, the Reserve Account and the Yield Maintenance Account is insufficient, the Certificateholders would have to look principally to the Obligors on the Receivables and to the proceeds from the repossession and sale of Vehicles which secure Defaulted Receivables (as defined herein). In such event, certain factors, such as the Trustee's failure to have perfected security interests in the Vehicles in all states, may affect the Trust's ability to repossess and sell the Vehicles securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Certificates--Flow of Funds" and "The Certificate Insurance Policy" herein, as well as and "Certain Legal Aspects of the Receivables" in the accompanying Prospectus.

                           THE 1997-1 TRUST PROPERTY

  Each Certificate will represent a fractional undivided interest in the Trust. The Trust Property will include (i) the Receivables, (ii) all monies (including accrued interest) due or received thereon on or after the Cut-Off Date, (iii) all amounts and property from time to time held in or credited to the Collection Account and the Certificate Account, (iv) all of the Seller's security interests in the Vehicles, (v) all rights to receive payments under certain circumstances from the Reserve Account, (vi) the Certificate Insurance Policy, (vii) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables, (viii) all of the Seller's right to all documents contained in the Receivable Files, (ix) all of the Seller's rights of recourse against Dealers relating to the Receivables, (x) all property (including the right to receive future Liquidation Proceeds (as defined herein) and Recoveries (as defined herein)) that secures a Receivable and that shall have been acquired by or on behalf of the Trustee and (xi) all proceeds (within the meaning of Section 9-306 of the UCC) of the foregoing. The Pooling Agreement does not permit the Trust to acquire any additional assets. The Yield Maintenance Account will hold certain amounts relating to the provision of the Yield Maintenance Payments. The Trustee will hold the Certificate Insurance Policy.

                                USE OF PROCEEDS

  A portion of the net proceeds to be received by the Seller from the sale of the Certificates will be used by the Seller to purchase the CFC Receivables from CFC; the remainder of such net proceeds will be used by the Seller for general corporate purposes.

                      PREPAYMENT AND YIELD CONSIDERATIONS

  The rate of principal payments on the Certificates will be directly related to the scheduled rate of principal payments on the underlying Receivables. If the Certificates are purchased at a price of other than par, the yield to maturity on the Certificates also will be affected by the rate of principal payments. The principal payments on such Receivables may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any such payments will result in distributions to the Certificateholders of amounts which would otherwise have been distributed over the remaining term of the Receivables. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions.

  The effective yield to the Certificateholders will depend upon, among other things, the price at which such Certificates are purchased, the amount of principal, including both scheduled and nonscheduled payments thereof, which is paid to the Certificateholders and the rate at which such principal is paid.

  Interest on the Receivables will be passed through to Certificateholders on each Distribution Date to the extent of the Pass-Through Rate applied to the Certificate Principal Balance immediately prior to such Distribution Date. In the event of prepayments on a Receivable, Certificateholders will receive thirty (30) days' interest on such Receivable to the extent that amounts are available from the Reserve Account, the Yield Maintenance Account and the Certificate Insurance Policy and are sufficient for such purpose. See "The Certificates--Flow of Funds."

                              THE RECEIVABLES POOL

GENERAL

  The Receivables in the pool were purchased or originated by Chevy Chase Bank F.S.B. (the "Bank") or its wholly-owned subsidiary, CFC ("CFC," together with the Bank, the "Lenders"). Of the aggregate principal balance of the Receivables as of the Cut-off Date, 74.47% were purchased or originated by the Bank (the "Bank Receivables") and 25.53% were purchased or originated by CFC (the "CFC Receivables").

  Of the Bank Receivables as of the Cut-Off Date, 99.12% by aggregate principal balance, were purchased by the Bank from dealers ("Dealers") in new and used automobiles, light duty trucks and vans in the ordinary course of business and 0.88% were originated directly by the Bank at or through its deposit branches. Approximately 45.14% of the aggregate principal balance of the Bank Receivables represents financing of new automobiles, light duty trucks and vans, and approximately 54.86% represents financing of used automobiles, light duty trucks and vans.

  All of the CFC Receivables as of the Cut-Off Date were purchased from Dealers. Approximately 29.35% of the aggregate principal balance of the CFC Receivables represents financing of new automobiles, light duty trucks and vans, and approximately 70.65% represents financing of used automobiles, light duty trucks and vans.

UNDERWRITING PROCEDURES

  Each Receivable was originated or purchased by the Lenders after a review by the Lenders in accordance with their established underwriting procedures. Each Lender has its own underwriting procedures.

  The underwriting procedures of each Lender are designed to provide a basis for assessing the Obligor's ability and willingness to repay the loan. In conducting this assessment, the Lenders consider the Obligor's ratio of debt to income and evaluate the Obligor's credit history through a review of a written credit report compiled by a recognized consumer credit reporting bureau. The Obligor's equity in the collateral and the terms of the loan are of secondary importance in the Lenders' analysis. For the Obligor's purchase of an automobile, the Bank's guidelines provide for financing up to 115% of the dealer cost for new vehicles and of the Trade-In Value (as published by the National Automobile Dealers Association, a standard reference source for dealers in used vehicles, the "Trade-In Value") for used vehicles. CFC has two sets of guidelines which vary based on the Obligor's credit history. For new vehicles, CFC will finance up to 105% of dealer cost, plus sales taxes, license fees and a maximum of $2,000 of rebatable warranties and insurance, or 130% of dealer cost, inclusive of all additional expenses. For used vehicles, CFC will finance up to 110% of the Trade-in Value, plus sales taxes, license fees and a maximum of $2,000 of rebatable warranties and insurance, or 130% of the Trade-in Value, inclusive of all additional expenses. The Lenders' guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer. The Lenders periodically conduct quality audits to ensure compliance with their established policies and procedures.

  CFC's underwriting guidelines relate to a category of lending in which loans may be made to applicants who have experienced certain adverse credit events (and therefore would not necessarily meet all of the Bank's guidelines for its traditional loan program) but who meet certain other creditworthiness tests. Such loans may experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to the Bank's traditional lending program.

SELECTION CRITERIA

  The Receivables were selected from the Lenders' portfolios on the basis of a number of criteria, including the following: each Receivable (i) has an original term to maturity of 12 to 72 months, (ii) has a maturity of not later than March 1, 2003 (iii) except with respect to the Balloon Receivables (as defined herein), provides for level monthly payments that fully amortize the amount financed over the original term, (iv) was not more than

59 days past due as of the Cut-Off Date, (v) has an unpaid principal balance of not less than $1,000 as of the Cut-Off Date and (vi) if such Receivable was purchased or originated by CFC only, the Obligor has made at least one payment with respect thereto as of the Cut-Off Date. The weighted average remaining term (number of payments) of the Receivables was 56.81 months as of the Cut-Off Date.

  All the Receivables are prepayable at any time. Neither Lender maintains records of the historical prepayment experience of its automobile receivables portfolio, and the Seller makes no prediction as to the actual prepayment experience on the Receivables. See also "The Certificates--Optional Termination" herein regarding the Seller's option to purchase the Receivables when the Pool Balance is 5% or less of the Original Certificate Principal Balance.

  The Receivables are simple interest installment sales contracts and installment loans which provide for equal monthly payments, except for 0.25% of the Receivables (as a percentage of the initial Pool Balance) with respect to which the last scheduled monthly payment of each such Receivable is significantly larger than any prior scheduled monthly payment (each such Receivable, a "Balloon Receivable"). As payments are received under a simple interest receivable, interest accrued to date is paid first and the remaining payment is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the due date, and the portion of the payment applied to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made on the due date, and the portion of the payment applied to reduce the principal balance will be correspondingly less, in which case a larger portion of the principal balance will be due on the final scheduled payment date. In the case of a liquidation or repossession, amounts recovered are applied first to the expenses of repossession, then to unpaid interest and finally to unpaid principal.

  The composition, distribution by APR and geographical distribution of the Receivables as of the Cut-Off Date are as set forth in the following tables.

                        COMPOSITION OF THE RECEIVABLES

Initial Aggregate Principal Balance....  $209,433,212.14
Number of Receivables..................           14,285
Average Original Principal Balance.....  $     14,987.95
  Range of Original Principal Bal-
   ances...............................  $      2,138.00  to        $39,416.91
Average Remaining Principal Balance....  $     14,661.06
  Range of Remaining Principal Bal-
   ances...............................  $      1,204.24  to        $39,416.91
Weighted Average APR(1)................            12.50%
  Range of APRs........................             6.25% to             31.00%
Weighted Average Original Term to Matu-
 rity(1)...............................            58.63  months
  Range of Original Terms to Maturity..               12  months to  72 months
Weighted Average Remaining Term to Ma-
 turity(1).............................            56.81  months
  Range of Remaining Terms to Maturi-
   ty..................................               12  months     72 months

--------
(1) Weighted by remaining principal balance.

         DISTRIBUTION OF THE RECEIVABLES BY APR AS OF THE CUT-OFF DATE

                                     PERCENTAGE OF                     PERCENTAGE OF
                          NUMBER OF    NUMBER OF       AGGREGATE         AGGREGATE
 RANGE OF APRS           RECEIVABLES  RECEIVABLES  PRINCIPAL BALANCE PRINCIPAL BALANCE
 -------------           ----------- ------------- ----------------- -----------------
 6.000% to  6.999%......        2         0.01%     $     24,629.85         0.01%
 7.000% to  7.999%......    1,062         7.43        18,011,210.48         8.60
 8.000% to  8.999%......    2,229        15.60        36,041,424.96        17.21
 9.000% to  9.999%......    2,345        16.41        36,924,708.86        17.63
10.000% to 10.999%......    1,733        12.13        27,868,609.28        13.31
11.000% to 11.999%......    1,145         8.01        17,900,829.64         8.55
12.000% to 12.999%......      771         5.40        11,131,090.24         5.31
13.000% to 13.999%......      322         2.25         4,371,737.08         2.09
14.000% to 14.999%......      168         1.18         2,319,183.86         1.11
15.000% to 15.999%......      223         1.56         3,199,830.91         1.53
16.000% to 16.999%......      423         2.96         5,409,967.19         2.58
17.000% to 17.999%......      751         5.26        10,764,354.60         5.14
18.000% to 18.999%......    1,307         9.15        15,939,354.37         7.61
19.000% to 19.999%......      326         2.28         4,274,494.74         2.04
20.000% to 20.999%......       78         0.55           710,618.70         0.34
21.000% to 21.999%......      244         1.71         2,594,792.40         1.24
22.000% to 22.999%......      100         0.70         1,033,792.32         0.49
23.000% to 23.999%......      298         2.09         2,993,721.72         1.43
24.000% to 24.999%......      301         2.11         3,603,754.29         1.72
25.000% to 25.999%......       24         0.17           291,675.12         0.14
26.000% to 26.999%......      185         1.29         1,738,215.24         0.83
27.000% to 27.999%......       78         0.55           708,455.82         0.34
28.000% to 28.999%......       54         0.38           548,069.88         0.26
29.000% to 29.999%......      104         0.73           922,920.58         0.44
30.000% to 30.999%......        1         0.01            10,526.55         0.00
31.000% to 31.999%......       11         0.08            95,243.46         0.05
    Total...............   14,285       100.00%     $209,433,212.14       100.00%

       GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUT-OFF DATE

                                     PERCENTAGE OF                     PERCENTAGE OF
                          NUMBER OF    NUMBER OF       AGGREGATE         AGGREGATE
  STATE(1)               RECEIVABLES  RECEIVABLES  PRINCIPAL BALANCE PRINCIPAL BALANCE
  --------               ----------- ------------- ----------------- -----------------
District of Columbia....      246         1.72%     $  3,606,498.74         1.72%
Georgia.................    2,402        16.81        37,044,050.58        17.69
Maryland................    3,005        21.04        44,922,497.87        21.45
North Carolina..........    2,632        18.42        37,185,712.76        17.76
Pennsylvania............      468         3.28         6,581,305.16         3.14
Virginia................    4,705        32.94        69,141,292.57        33.01
Other...................      827         5.79        10,951,854.46         5.23
    Total...............   14,285       100.00%     $209,433,212.14       100.00%

--------
(1) Based upon the billing address of the Obligors.

 DISTRIBUTION OF THE RECEIVABLES BY REMAINING PRINCIPAL BALANCE AS OF THE CUT-
                                    OFF DATE

                                                   PERCENTAGE OF                     PERCENTAGE OF
                                        NUMBER OF    NUMBER OF       AGGREGATE         AGGREGATE
RANGE OF REMAINING PRINCIPAL BALANCES  RECEIVABLES  RECEIVABLES  PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------------------------------  ----------- ------------- ----------------- -----------------
$    00.00 to $ 4,999.99....                152         1.07%     $    620,175.87         0.30%
$ 5,000.00 to $ 9,999.99....              2,477        17.34        20,387,216.20         9.73
$10,000.00 to $14,999.99....              5,804        40.63        73,084,264.49        34.90
$15,000.00 to $19,999.99....              3,706        25.94        63,716,539.90        30.42
$20,000.00 to $24,999.99....              1,481        10.37        32,692,999.84        15.61
$25,000.00 to $29,999.99....                494         3.46        13,330,974.39         6.36
$30,000.00 to $34,999.99....                139         0.97         4,433,512.05         2.12
$35,000.00 to $39,999.99....                 32         0.22         1,167,529.40         0.56
    Total...................             14,285       100.00%     $209,433,212.14       100.00%

 DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERMS TO MATURITY AS OF THE CUT-
                                    OFF DATE

                                                  PERCENTAGE OF                     PERCENTAGE OF
                                       NUMBER OF    NUMBER OF       AGGREGATE         AGGREGATE
RANGE OF REMAINING TERMS TO MATURITY  RECEIVABLES  RECEIVABLES  PRINCIPAL BALANCE PRINCIPAL BALANCE
------------------------------------  ----------- ------------- ----------------- -----------------
 1 to 12....................                 3         0.02%     $     25,310.62         0.01%
13 to 24....................               103         0.72           734,620.59         0.35
25 to 36....................               667         4.67         5,846,833.27         2.79
37 to 48....................             2,361        16.53        26,268,421.57        12.54
49 to 60....................             9,728        68.10       147,019,691.53        70.20
61 to 72....................             1,423         9.96        29,538,334.56        14.11
    Total...................            14,285       100.00%     $209,433,212.14       100.00%

                          THE SELLER AND THE SERVICER

GENERAL

  The Seller, which is one of the Lenders, is a federally chartered stock savings bank. The Seller's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Seller's telephone number is (301) 986-7000. The Seller is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") within the Department of the Treasury and the Federal Deposit Insurance Corporation (the "FDIC"). Deposits at the Seller are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

  Based on unaudited results, at December 31, 1996, the Bank had consolidated assets of approximately $6.2 billion, deposits of approximately $4.2 billion, and stockholders' equity of approximately $344.7 million. As a savings bank chartered under the laws of the United States, the Bank is subject to certain minimum regulatory capital requirements imposed under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"). At December 31, 1996, the Bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were 6.58%, 6.58%, 7.05% and 14.06%, respectively. As of such date, the Bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

  On December 3, 1996, the Bank sold $100 million of its 9 1/4% Subordinated Debentures due 2008 (the "1996 Debentures"), the principal amount of which is includable in the Bank's supplementary capital. In addition, on December 3, 1996, a new real estate investment trust subsidiary of the Bank (the "REIT Subsidiary") sold $150 million of its 10 3/8% Noncumulative Exchangeable Preferred Stock, Series A (the "REIT Preferred Stock"), which is eligible for inclusion as core capital of the Bank in an amount up to 25% of the Bank's total core capital.

  Congress is considering legislation in various forms that would require federal thrifts, like the Bank, to convert their charters to national or state bank charters. Recent legislation requires the merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999 but only if the thrift charter is eliminated by that date. The Treasury Department is required to submit a comprehensive study on thrift charter issues by March 31, 1997. In the absence of appropriate "grandfather" provisions, such legislation could have a material adverse effect on the Bank and its parent company, the B.F. Saul Real Estate Investment Trust (the "Real Estate Investment Trust") because, among other things, the Real Estate Investment Trust engages in activities that are not permissible to bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain respects. The Bank cannot determine whether, or in what form, such legislation will eventually be enacted and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Bank and the Real Estate Investment Trust.

  Because of the continued improvement in the financial condition of the Bank, on March 29, 1996, the OTS released the Bank from certain restrictions and requirements contained in an agreement with the OTS, which had been amended in October 1993. In connection with the termination of the written agreement at the request of the OTS, the Board of Directors of the Bank has adopted a resolution that addresses certain issues previously addressed by the written agreement. The resolution also provides that the Bank will present a plan annually to the OTS detailing anticipated consumer loan securitization activity.

  The other Lender, CFC, is a wholly-owned subsidiary of the Seller, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events. See "The Receivables Pool" herein.

DELINQUENCY AND DEFAULT EXPERIENCE

  There can be no assurance that the levels of delinquency and loss experience reflected in the tables below, are indicative of the performance of the Receivables included in the Trust.

                           CHEVY CHASE BANK, F.S.B.
                            DELINQUENCY EXPERIENCE

                                                                AS OF DECEMBER 31,
                      -------------------------------------------------------------------------------------------------------
                             1992                 1993                 1994                 1995                 1996
                      ------------------- -------------------- -------------------- -------------------- --------------------
                      DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE
                      AMOUNT   OF TOTAL    AMOUNT   OF TOTAL    AMOUNT   OF TOTAL    AMOUNT   OF TOTAL    AMOUNT   OF TOTAL
                       (000)  RECEIVABLES  (000)   RECEIVABLES  (000)   RECEIVABLES  (000)   RECEIVABLES  (000)   RECEIVABLES
                      ------- ----------- -------- ----------- -------- ----------- -------- ----------- -------- -----------
Receivables
 Outstanding(1)..     $84,533             $166,307             $299,096             $431,351             $714,320
Delinquencies:(2)(3)
30-59 Days......      $ 1,469    1.74%    $  1,210    0.73%    $  4,074    1.36%    $  2,491    0.58%    $  8,516    1.19%
60-89 Days......          237    0.28%         223    0.13%         729    0.24%         742    0.17%       2,176    0.31%
90 days or
 more...........          328    0.39%         226    0.14%       1,208    0.40%       1,667    0.39%       3,588    0.50%
                      -------    ----     --------    ----     --------    ----     --------    ----     --------    ----
Total
 Delinquencies..      $ 2,034    2.41%    $  1,659    1.00%    $  6,012    2.00%    $  4,900    1.14%    $ 14,280    1.99%
                      =======    ====     ========    ====     ========    ====     ========    ====     ========    ====

--------
(1)Total Seller Portfolio is the net remaining principal balance.
(2)The period of delinquency is based on the number of days payments are contractually past due.
(3)Includes repossessions in inventory.

                            CHEVY CHASE BANK, F.S.B.
                                LOSS EXPERIENCE

                                                       FOR THE YEAR ENDED DECEMBER 31,
                   -------------------------------------------------------------------------------------------------------
                          1992                 1993                 1994                 1995                 1996
                   ------------------- -------------------- -------------------- -------------------- --------------------
                           PERCENTAGE           PERCENTAGE           PERCENTAGE           PERCENTAGE           PERCENTAGE
                   DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE   DOLLAR  OF AVERAGE
                   AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES  AMOUNT  RECEIVABLES
                    (000)  OUTSTANDING  (000)   OUTSTANDING  (000)   OUTSTANDING  (000)   OUTSTANDING  (000)   OUTSTANDING
                   ------- ----------- -------- ----------- -------- ----------- -------- ----------- -------- -----------
Receivables
 Outstanding(1)..  $90,271             $116,475             $245,295             $363,845             $565,963
                   -------             --------             --------             --------             --------
Gross
 Charge-offs(2)..  $   811    0.90%    $    627    0.54%    $    766    0.31%    $  2,120    0.58%    $  3,795    0.67%
Recoveries(3)...       103    0.11%         115    0.10%         219    0.09%         275    0.08%         277    0.05%
                   -------    ----     --------    ----     --------    ----     --------    ----     --------    ----
Net Losses......   $   708    0.78%    $    512    0.44%    $    547    0.22%    $  1,845    0.51%    $  3,518    0.62%
                   =======    ====     ========    ====     ========    ====     ========    ====     ========    ====

--------
(1) Equals the arithmetic average of the month-end balances.
(2) Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(3) Includes current post-disposition recoveries on receivables as previously charged off.

                          CONSUMER FINANCE CORPORATION
                             DELINQUENCY EXPERIENCE

                                                   AT DECEMBER 31,
                                       ----------------------------------------
                                              1995                 1996
                                       ------------------- --------------------
                                       DOLLAR  PERCENTAGE   DOLLAR  PERCENTAGE
                                       AMOUNT   OF TOTAL    AMOUNT   OF TOTAL
                                        (000)  RECEIVABLES  (000)   RECEIVABLES
                                       ------- ----------- -------- -----------
Receivables Outstanding(1)............ $49,375             $179,105
Delinquencies(2)(3):
  30-59 Days.......................... $ 2,528    5.12%    $ 11,222     6.27%
  60-89 Days..........................     609    1.23%       2,529     1.41%
  90 Days or more.....................     871    1.76%       5,547     3.10%
                                       -------    ----     --------    -----
    Total Delinquencies............... $ 4,008    8.11%    $ 19,298    10.78%
                                       =======    ====     ========    =====

--------
(1) Receivables Outstanding consists of all amounts due from obligors as posted to the related accounts.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3) Includes repossessions in inventory.

                          CONSUMER FINANCE CORPORATION
                               CFC AUTO PORTFOLIO
                                LOSS EXPERIENCE

                                               DECEMBER 31, 1995
                                   ------------------------------------------
                                          1995                  1996
                                   ------------------- ----------------------
                                           PERCENTAGE           PERCENTAGE OF
                                   DOLLAR  OF AVERAGE   DOLLAR     AVERAGE
                                   AMOUNT  OUTSTANDING  AMOUNT   RECEIVABLES
                                    (000)  RECEIVABLES  (000)    OUTSTANDING
                                   ------- ----------- -------- -------------
   Average Receivables Outstand-
    ing(1)........................ $21,383             $111,510
   Gross Charge-Offs.............. $   144    0.67%    $  2,922     2.62%
   Recoveries(3).................. $     0    0.00%    $    141     0.13%
   Net Losses..................... $   144    0.67%    $  2,781     2.49%

--------
(1) Equals the arithmetic average of the month-end balances.
(2) Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(3) Includes current post-disposition recoveries on receivables previously charged off.

LITIGATION

  The Seller is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings, that would have a material adverse effect upon its financial condition or results of operations.

                                THE CERTIFICATES

  The Certificates will be issued pursuant to the Pooling Agreement to be entered into by the Servicer, the Seller and the Trustee. The Trustee will provide a copy of the Pooling Agreement to Certificateholders without charge on written request addressed to its Corporate Trust Department at 180 East 5th Street, St. Paul, Minnesota 55101, Att: Structured Finance/Chevy Chase 1997-1.

  The following summary describes certain terms of the Pooling Agreement, does not purport to be complete and is subject to and qualified in its entirety by reference to the Pooling Agreement. Wherever provisions of the Pooling Agreement are referred to, such provisions are hereby incorporated herein by reference.

GENERAL

  The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof and will be represented initially by physical certificates registered in the name of Cede as nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust except in the event that Definitive Certificates are issued under the limited circumstances described herein. Unless and until Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references to distributions, notices, reports, and statements to Certificateholders shall refer to distributions, notices, reports, and statements to DTC. See "Description of the Trust Agreements--Book-Entry Registration" and "--Definitive Securities" in the accompanying Prospectus.

  In general, it is intended that Certificateholders receive, on each Distribution Date, an amount of principal equal to the decrease in the Pool Balance from the beginning to the end of the related Collection Period, plus interest at one-twelfth of the pass-through rate on the Certificate Principal Balance immediately prior to such Distribution Date. See "--Flow of Funds" herein. Principal and interest to be distributed to Certificateholders may be provided by payments made by or on behalf of Obligors, the payment of Purchase Amounts by the Seller or the Servicer, amounts, if any, from the Reserve Account and the Yield Maintenance Account, proceeds from physical damage insurance, Liquidation Proceeds (net of certain Servicer expenses) upon the repossession and sale of Vehicles or Recoveries (net of certain Servicer expenses) after the repossession and sale of Vehicles and any Insured Payments remitted by the Certificate Insurer under the Certificate Insurance Policy. See "The Certificate Insurance Policy" herein.

  Distribution of principal and interest on the Certificates with respect to each Collection Period will be made on the Distribution Date immediately succeeding such Collection Period, commencing on April 15, 1997. Each Collection Period will be one calendar month.

CONVEYANCE OF RECEIVABLES

  On the Closing Date, the Seller will sell, transfer, assign, set over and otherwise convey to the Trustee, without recourse (except as expressly set forth in the Pooling Agreement), all of its right, title and interest in and to the Receivables, including its security interests in the Vehicles. CFC will convey the CFC Receivables to the Seller prior to such sale and assignment. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the definitive certificates representing the Certificates to the Underwriter against payment to the Seller of the net purchase price of the sale of the Certificates.

SERVICING PROCEDURES

  The Receivables will be serviced by the Servicer pursuant to the Pooling Agreement. The Servicer may designate CFC to act as sub-servicer with respect to the CFC Receivables, although such designation will not relieve the Servicer from its servicing obligations with respect to such CFC Receivables. The Pooling Agreement requires that servicing of the Receivables by the Servicer shall generally be carried out in the same manner in which it services receivables and vehicles held for its own account. In performing its duties thereunder, the Servicer will act on behalf and for the benefit of the Trustee and the Holders and the Certificate Insurer, subject at all times to the provisions of the Pooling Agreement, without regard to any relationship which the Servicer or any affiliate of the Servicer may otherwise have with an Obligor.

  CFC's collection procedures differ in certain respects from those employed by the Bank. On an Obligor's fifth day of delinquency, CFC sends a late payment notice and begins the collection process, while the Bank initiates these steps on the Obligor's tenth day of delinquency. CFC's collections department is currently staffed to have approximately one collector for every 1,400 loans outstanding, compared to the Bank's ratio of approximately one collector for every 4,000 loans outstanding. In general, both the Bank and CFC initiate the repossession process by the 45th day of delinquency.

  The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Certificateholders and the Certificate Insurer, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Receivables and any Insurance Policies and for enforcing any security interest in any of the Vehicles, all as set forth in the Pooling Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee and the Certificate Insurer, with respect to distributions, providing appropriate federal income tax information for use in providing information to Certificateholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Seller in the Vehicles.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  For its servicing of the Receivables, the Servicer will be entitled to retain from collections on the Receivables a Servicing Fee equal to one-twelfth of the product of (i) 1.50% and (ii) the Pool Balance of all Receivables as of the first day of the immediately preceding Collection Period. A portion of such Servicing Fee may be paid over by the Servicer to CFC with respect to its sub-servicing of the CFC Receivables.

  All costs of servicing each Receivable in the manner required by the Pooling Agreement shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered with respect to any Defaulted Receivable or the Vehicles subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred with respect to such Defaulted Receivable or Vehicle.

  The "Purchase Amount" of any Receivable means, with respect to any Distribution Date an amount equal to the sum of (a) the outstanding principal balance of such Receivable as of the last day of the preceding Collection Period and (b) the amount of accrued interest on such principal balance at the related APR from the date a payment was last made by or on behalf of the Obligor through the Determination Date immediately preceding such Distribution Date, and after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

ACCOUNTS

  On the Closing Date, the Trustee will establish the Collection Account, into which all payments (other than amounts representing the Servicing Fee and other amounts payable to the Servicer as additional servicing compensation) made on or with respect to the Receivables will be deposited, and the Certificate Account, from which all distributions with respect to the Receivables and the Certificates will be made. The Seller will establish the Reserve Account and the Yield Maintenance Account with the Trustee. The Collection Account, the Certificate Account, the Reserve Account and the Yield Maintenance Account are collectively referred to as the "Accounts." Each Account will be established in the name of the Trustee on behalf of the Trust, the Certificateholders and the Certificate Insurer. The Reserve Account and the Yield Maintenance Account will not be assets of the Trust, although such accounts will be pledged to the Trust. Any net investment earnings on the Yield Maintenance Account will be released to the Seller on each Distribution Date. Any act investment earnings on the Reserve Account will be deposited to the Reserve Account.

  On each Distribution Date, as described under "Flow of Funds" herein, certain amounts are required to be deposited in the Reserve Account. No later than the Claim Date, amounts, if any, on deposit in the Reserve Account will be deposited in the Certificate Account to the extent that Required Payments for the following Distribution Date exceed Available Funds (as defined herein). Amounts on deposit in the Reserve Account that are in excess of the Specified Reserve Balance will be released to the Seller. The Certificate Insurer may, at its option and without notice to, or the consent of, the Certificateholders, reduce the Specified Reserve Balance.

FLOW OF FUNDS

  On or before the earlier of the eighth Business Day or the eleventh calendar day of each month (each, a "Determination Date"), the Servicer will (x) instruct the Trustee to withdraw from the Collection Account and deposit into the Certificate Account the amount deposited to the Collection Account with respect to the Receivables during or otherwise with respect to the related Collection Period, including Liquidation Proceeds, and (y) deliver to the Trustee, the Rating Agencies and the Certificate Insurer a certificate (the "Servicer's Certificate") setting forth the information needed to make payments and other distributions and transfers on the upcoming Distribution Date.

  If, in preparing the Servicer's Certificate, the Servicer determines that the Required Payments exceed Available Funds, the Servicer will calculate the Insufficiency Amount (as defined herein) and notify the Trustee and the Certificate Insurer thereof. Pursuant to the Pooling Agreement, the Trustee will withdraw from the Reserve Account and deposit in the Certificate Account an amount equal to the lesser of (x) such Insufficiency Amount and (y) the amount then on deposit in the Reserve Account. Unless the Certificate Insurer has otherwise caused the remaining Insufficiency Amount (after any deposits from the Reserve Account) to be deposited in the Certificate Account not later than 12:00 p.m. St. Paul, Minnesota time on the Claim Date preceding any Distribution Date, the Trustee will deliver on such Claim Date a completed notice to the Certificate Insurer (with the Insufficiency Amount as of such Claim Date, the amount withdrawn from the Reserve Account, the amount of the Insured Payment, and any other data appropriately completed). The Certificate Insurer will then pay such Insured Payment as provided under the terms of the Certificate Insurance Policy.

  On each Distribution Date, the Trustee is required to pay the entire amount of money then on deposit in the Certificate Account, other than amounts deposited into the Certificate Account in error and Liquidation Proceeds from Receivables purchased by the Seller or the Servicer, as the case may be, in the following order of priority:

    (a) to itself, the Trustee fee;

    (b) to the Certificate Insurer, an amount equal to any premium owed to it for such Distribution Date;

    (c) to the Certificateholders, pro rata, the Monthly Interest, including any overdue Monthly Interest;

    (d) to the Certificateholders, pro rata, the Monthly Principal, including any overdue Monthly Principal;

    (e) to the Certificate Insurer, by wire transfer of immediately available funds to the account designated in writing by the Certificate Insurer, the Reimbursement Amount, if any, then owed to the Certificate Insurer;

    (f) to the Reserve Account, by wire transfer of immediately available funds, the lesser of (i) the difference, if any, between (x) the Specified Reserve Balance as of such Distribution Date and (y) the amount on deposit in the Reserve Account and (ii) the aggregate amount remaining in the Certificate Account;

    (g) to the Servicer, the Trustee and the Certificate Insurer, certain indemnification amounts to which they may be entitled; and

    (h) to the Seller, the aggregate amount remaining in the Certificate
  Account.

  As used in this Prospectus Supplement, the following terms have the following meanings:

  "Available Funds" means, with respect to a Distribution Date, for the related Determination Date, any and all amounts then held in the Collection Account and deposited thereto with respect to the Receivables during or otherwise with respect to the related Collection Period, together with amounts to be transferred from the Yield Maintenance Account to the Certificate Account with respect to such Distribution Date, less the amount described in clauses (a) and (b) above for such Distribution Date. "Available Funds" does not include amounts, if any, on deposit in the Reserve Account or any amounts paid by the Certificate Insurer under the Certificate Insurance Policy.

  "Claim Date" means, with respect to a Distribution Date, the third Business Day immediately preceding such Distribution Date.

  "Defaulted Receivable" means, with respect to any Distribution Date, a Receivable with respect to which the earlier of the following has occurred:
(i) the related Obligor is contractually delinquent for 180 days as of the end of the most recently completed Collection Period or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the scheduled payments is unlikely.

  "Insufficiency Amount" means, with respect to any Distribution Date, the excess, if any, of (x) the Required Payments over (y) Available Funds.

  "Late Payment Rate" means, for any Distribution Date, the "Prime Rate" of interest as published in The Wall Street Journal in New York, New York plus 2%. The Late Payment Rate shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

  "Liquidated Receivable" means a Defaulted Receivable with respect to which the Servicer has determined that eventual payment in full is unlikely or has repossessed and disposed of the related Vehicle.

  "Liquidation Proceeds" means, with respect to any Liquidated Receivable and Collection Period, the monies collected with respect to such Liquidated Receivable during such Collection Period from whatever source

(other than claims under the Certificate Insurance Policy or withdrawals from the Reserve Account or the Yield Maintenance Account), net of the sum of (i) any amounts expended by the Servicer for the account of the Obligor and (ii) any amount required by law to be remitted to the Obligor.

  "Monthly Interest" for any Distribution Date will equal one-twelfth of the product of the pass-through rate and the Certificate Principal Balance immediately prior to such Distribution Date.

  "Monthly Principal" for any Distribution Date will equal the excess of (x) the aggregate unpaid principal balances of the Receivables on the last day of the second preceding Collection Period (or, in the case of the first Distribution Date, the Original Certificate Principal Balance) over (y) the aggregate unpaid principal balances of the Receivables on the last day of the preceding Collection Period; provided, however, that Monthly Principal on the Final Scheduled Distribution Date will equal the Certificate Principal Balance on such date. For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable. In no event shall the Monthly Principal to be distributed exceed the Certificate Principal Balance.

  "Pool Balance" means, with respect to any date of determination, the aggregate outstanding principal balance of all the Receivables as of the close of business on such date.

  "Purchased Receivable" means, with respect to a Distribution Date, a Receivable purchased by the Seller or the Servicer on or prior to the Determination Date immediately preceding such Distribution Date.

  "Recoveries" means all amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Receivable or to return the Vehicles, in each case as reduced by any out-of-pocket expenses reasonably incurred by the Servicer in enforcing such Receivable or in liquidating such Vehicles.

  "Reimbursement Amount" means, with respect to any Distribution Date, the aggregate of unreimbursed Insured Payments paid by the Certificate Insurer under the Certificate Insurance Policy as of such Distribution Date, plus the amount of any unpaid premium owed to the Certificate Insurer, plus accrued interest on each at the Late Payment Rate.

  "Required Payments" means, with respect to any Distribution Date, the sum of the Monthly Principal and Monthly Interest.

WITHHOLDING

  The Trustee is required to comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount with respect to the Certificates that the Trustee reasonably believes are applicable under the Code. Foreign Owners will be subject to U.S. income and withholding tax unless they provide certain certifications as described under "Certain Federal Income Tax Consequences--Foreign Beneficial Owners" herein. The consent of neither the Certificateholders nor the Beneficial Owners will be required for such withholding. In the event that the Trustee does withhold or causes to be withheld any amount from interest or original issue discount payments or advances thereof to any Certificateholders pursuant to federal income tax withholding requirements, the Trustee is required to indicate the amount withheld in its monthly report to such Certificateholders. If any withholding or other tax is imposed by any jurisdiction, neither the Certificateholders nor the Owners have any right to receive additional interest or other amounts in consequence thereof.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Trustee will furnish or cause to be furnished with each payment to Certificateholders, a statement (a "Monthly Report"), based on information in the Servicer's Certificate, setting forth the following information for such Distribution Date:

    (a) the amount of the distribution allocable to principal, including any overdue principal;

    (b) the amount of the distribution allocable to interest, including any overdue interest;

    (c) the aggregate amount of fees and compensation received by the Servicer and the Trustee for the Collection Period;

    (d) the amount, if any, of Insured Payments with respect to such Distribution Date;

    (e) the amount, if any, withdrawn from the Reserve Account and the Yield Maintenance Account with respect to such Distribution Date;

    (f) the aggregate net losses on the Receivables for the related Collection Period;

    (g) the Pool Balance and the Pool Factor as of the end of the related Collection Period;

    (h) the aggregate principal balance of all Receivables which were delinquent 30 days or more as of the last day of the related Collection Period; and

    (i) the Certificate Principal Balance as of such Distribution Date (after giving effect to the distributions on such Distribution Date).

OPTIONAL TERMINATION

  The Pooling Agreement will provide that on any Distribution Date following the Record Date on which the Pool Balance is 5% or less of the Original Certificate Principal Balance, the Seller will have the option to acquire all rights, title and interest in all, but not less than all, Receivables held in the Trust, by paying into the Trust for retirement of the Certificates an amount equal to the aggregate Purchase Amounts for the Receivables, together with any Reimbursement Amounts then owed to the Certificate Insurer.

                            THE CERTIFICATE INSURER

  AMBAC Indemnity Corporation ("AMBAC") is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, and the Commonwealth of Puerto Rico and Guam. AMBAC primarily insures newly issued municipal and structured finance obligations. AMBAC is a wholly owned subsidiary of AMBAC Inc., a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies and Fitch Investors Service, Inc. have each assigned a triple-A claims-paying ability rating to AMBAC.

  The consolidated financial statements of AMBAC and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of AMBAC Inc. (which was filed with the Commission on January 30, 1997) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  All financial statements of AMBAC and its subsidiaries included in documents filed by AMBAC Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

  The following table sets forth the capitalization of AMBAC as of December 31, 1994, December 31, 1995 and December 31, 1996, respectively, in conformity with generally accepted accounting principles. No material adverse change in the capitalization of AMBAC has occurred since December 31, 1996.

         AMBAC INDEMNITY CORPORATION CONSOLIDATED CAPITALIZATION TABLE

                           DECEMBER 31, 1994 DECEMBER 31, 1995 DECEMBER 31, 1996
                               (AUDITED)         (AUDITED)         (AUDITED)
                           ----------------- ----------------- -----------------
                                               ($ MILLIONS)
Unearned premiums........       $  840            $  906            $  995
Other liabilities........          136               295               259
                                ------            ------            ------
Total liabilities........          976             1,201             1,254
                                ------            ------            ------
Stockholder's equity:
  Common stock...........           82                82                82
  Additional paid-in cap-
   ital..................          444               481               516
  Unrealized gains (loss-
   es) on investments,
   net of tax............          (46)               87                66
  Retained earnings......          782               907               992
                                ------            ------            ------
Total stockholder's equi-
 ty......................        1,262             1,557             1,655
                                ------
Total liabilities and
 stockholder's equity....       $2,238            $2,758            $2,909
                                ======            ======            ======

  Copies of the financial statements of AMBAC incorporated herein by reference and copies of AMBAC's annual statement for the year ended December 31, 1996 prepared in accordance with statutory accounting standards are available, without charge from AMBAC. The address of AMBAC's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York, 10004 and (212) 668-0340.

  The Certificate Insurance Policy is not covered by the property/casualty insurance certificate fund specified in Article 76 of the New York Insurance Laws.

  AMBAC makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by AMBAC and presented under the heading "The Certificate Insurance Policy."

                        THE CERTIFICATE INSURANCE POLICY

  The following information has been supplied by AMBAC Indemnity Corporation (the "Certificate Insurer") for inclusion in this Prospectus Supplement.

  The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance

Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

  Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

  The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

  The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by [State Street Bank and Trust Company, N.A.,] as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

  Insured Payments due under the Certificate Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

  The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

  As used [in the Certificate Insurance Policy,] the following terms shall have the following meanings:

  "Agreement" means the Pooling and Servicing Agreement dated as of March 1, 1997 among Chevy Chase Bank, F.S.B., as Seller and as Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto, unless such amendment or modification has been approved in writing by the Certificate Insurer.

  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Chevy Chase, Maryland or in the city in which the Corporate Trust Office of the Trustee under the Agreement or the Certificate Insurer is located are authorized or obligated by law or executive order to close.

  "Deficiency Amount" means the excess, if any, of Required Payments over Net Available Distribution Amount for such Distribution Date.

  "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

  "Net Available Distribution Account" means, with respect to any Distribution Date, the sum of (i) Available Funds (other than amounts deposited to the Certificate Account in error and Liquidation Proceeds from Receivables purchased by the Seller or the Services) and (ii) amounts withdrawn from the Reserve Account for deposit into the Certificate Account with respect to such Destination Date.

  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

  "Owner" means each Holder (as defined in the Pooling Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Certificates to payment thereunder.

  "Preference Amount" means any amount previously distributed to an Owner on the Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

  [Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Pooling Agreement, unless such amendment or modification has been approved in writing by the Certificate Insurer.]

  Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

  The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing. The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

  The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

  The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal income tax consequences to the original holders of the Certificates of the purchase, ownership and disposition of the Certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue

Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

TAX STATUS OF THE TRUST

  In the opinion of Dewey Ballantine, special tax counsel to the Underwriter, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Each Beneficial Owner ("Beneficial Owner") will be treated as the owner of an interest in the ordinary income and corpus portions of the Trust.

  For purposes of federal income tax, the Servicer will be deemed to have retained a fixed portion of the interest due on each Receivable (the "Retained Yield") equal to the difference between (x) the APR of such Receivable and (y) the sum of the Pass-Through Rate and reasonable fees and expenses payable by the Trust. The Retained Yield will be treated as a "stripped coupon" within the meaning of Section 1286 of the Code. Accordingly, each Beneficial Owner will be treated as owning an interest in the principal of, and certain interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that exceeds the sum of the Pass-Through Rate on the Certificates and the fees and expenses payable by the Trust) and such ownership interest will be treated as a "stripped bond" within the meaning of Section 1286 of the Code.

TAXATION OF BENEFICIAL OWNERS

  The Beneficial Owners of the Certificates and the related rights to receive amounts from the Yield Maintenance Account (the "Yield Maintenance Payments") will be treated for tax purposes as owning two separate investments: (i) the respective Certificates without the right to receive Yield Maintenance Payments and (ii) the right to receive the Yield Maintenance Payments. The Owners of the respective Certificates must allocate the purchase price of their Certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the respective Certificates for calculating accruals of original issue discount (if any). See "Certain Federal Income Tax Consequences--Discount and Premium," herein.

  A Beneficial Owner of a Certificate will be treated for federal income tax purpose with respect to its right to receive Yield Maintenance Payments as having entered into a notional principal contract on the date that it purchase its Certificates. Treasury Regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any Yield Maintenance Payments will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Yield Maintenance Payments will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

  With respect to a Beneficial Owner's interest in a Certificate without regard to the right to receive Yield Maintenance Payments, each Beneficial Owner is required to include in income for federal income tax purposes its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables subject to the discussion below under the heading "Discount and Premium" herein. Such gross income attributable to interest on the Receivables will exceed the Pass-Through Rate by an amount equal to the Beneficial Owner's share of the reasonable expenses of the Trust for the period during which it owns a Certificate. Each Beneficial Owner is entitled to deduct its share of the amount used to pay expenses of the Trust to the extent described below. Any amounts received by a Beneficial

Owner from the Reserve Account or from the Certificate Insurance Policy will be treated for federal income tax purposes as having the same characteristics as the payments they replace.

  Each Beneficial Owner should report its share of the income of the Trust under its usual method of accounting. Accordingly, interest may be included in a Beneficial Owner's gross income when it accrues on the Receivables, or in the case of Beneficial Owners who are cash basis taxpayers, when received by the Servicer on behalf of the Beneficial Owners. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Receivable generally is paid to Beneficial Owners in the following month, the amount of interest accruing to a Beneficial Owner during any calendar month will not equal the interest distributed in that month. Discount on any Certificate would be includible in income as described below. The discussion herein is based on special tax counsel's advice that each Beneficial Owner's interest in the Trust should be treated as a single debt instrument bearing interest equal to the sum of the Pass-Through Rate plus such Certificate's share of the expenses of the Trust. The Trustee will report tax information consistent with such advice. Because the Certificates are stripped bonds, alternative characterizations are possible. Investors should consult their own tax advisors regarding the proper treatment of the Certificates for federal income tax purposes.

  Each Beneficial Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Beneficial Owner is an individual, estate or trust, the deduction for such Beneficial Owner's share of such fees will be allowed only to the extent that all of such Beneficial Owner's miscellaneous itemized deductions, including such Beneficial Owner's share of such fees, exceed 2% of such Beneficial Owner's adjusted gross income. In addition, in the case of Beneficial Owners who are individuals, certain otherwise allowable itemized deductions will be reduced by an amount equal to 3% of such Beneficial Owner's adjusted gross income in excess of a statutorily defined threshold, but not by more than 80% of such itemized deductions. To the extent that any fee is determined to be in excess of a reasonable amount (and hence not deductible), such excess should be characterized as an additional ownership right that has been stripped from the Receivables. Accordingly, the gross income of the Beneficial Owners should not include any amount attributable to such excess fee.

DISCOUNT AND PREMIUM

  A Beneficial Owner that purchases a Certificate at a discount (i.e., for an amount less than its face amount) must include such discount in income over the life of the Certificate. The rate at which discount must be included in income depends on whether it is greater or less than a statutorily defined de minimis amount. Although not entirely certain, it would appear that the determination of the amount of discount and the de minimis computation can be made for each overall Certificate and need not be done on a Receivable-by-Receivable basis. Generally, discount is treated as de minimis if it is less than 1/4 of one percent of the principal amount of the Certificate times the number of full years remaining to the weighted average maturity date of the Certificate. It is not clear in calculating the weighted average maturity date whether expected prepayments are taken into account.

  If the discount is de minimis (which should be the case for original purchasers of Certificates) it would appear that such discount is includible in income as principal distributions are received on the Receivables and in proportion to such principal distributions. Although not entirely clear, the income attributable to de minimis discount should be treated as capital gain if the Certificate was held as a capital asset.

  If the discount is more than a de minimis amount, such discount must be included in income as it accrues on the basis of the yield to maturity of the Certificate, to the particular purchaser. It is not clear whether a prepayment assumption must be taken into account in computing this yield to maturity and how actual prepayments will affect accruals of discount. Unless the Certificates are originally issued with more than a de minimis amount of discount, the Trustee will not be providing any information relating to the computation of the accruals of discount by subsequent purchasers of Certificates.

  In the event that a Certificate is treated as purchased at a premium (i.e., the purchase price exceeds the portion of the remaining Principal Balance of the Receivables allocable to such Certificate), such premium will be amortizable by a Beneficial Owner as an offset to interest income (with a corresponding reduction in the Beneficial Owner's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made (or was previously in effect) with respect to the Certificates. Any such election will also apply to debt instruments held by the taxpayer during the year in which the election is made and to all debt instruments acquired thereafter.

SALE OF A CERTIFICATE

  If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Beneficial Owner's adjusted basis in the Receivables and any other assets held by the Trust. A Beneficial Owner's adjusted basis will equal the Beneficial Owner's cost for the Certificate increased by any discount previously included in income, and decreased by any payments received that are attributable to accrued discount (or by any offset previously allowed for accrued premium) and by the amount of principal distributions previously received on the Receivables. Any gain or loss will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN BENEFICIAL OWNERS

  Interest attributable to Receivables which is received by a Beneficial Owner who or which is not a United States person, as defined below (other than a foreign bank and certain other persons), generally will not be subject to the normal 30 percent United States withholding tax (or lower treaty rate) imposed with respect to such payments, provided that such Beneficial Owner fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. If income or gain with respect to a Certificate is effectively connected with a United States trade or business carried on by a Beneficial Owner who or which is not a United States person, the 30 percent withholding tax will not apply but such Beneficial Owner will be subject to United States federal income tax at graduated rates applicable to United States persons. For this purpose, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to United States federal income tax, regardless of the source of its income.

BACKUP WITHHOLDING

  Backup withholding of federal income tax at a rate of 31 percent may apply to payments made in respect of the Certificates as well as payments of proceeds from the sale of Certificates, to Beneficial Owners that are not "exempt recipients" and that fail to provide certain identifying information (such as the taxpayer identification number of the Beneficial Owner) to the Trustee or its agent in the manner required. Individuals generally are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates must be reported to the IRS, unless the recipient is an exempt recipient or establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a person would be allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a Beneficial Owner who is required to supply information but who does not do so in the proper manner.

STATE AND LOCAL INCOME TAX CONSEQUENCES

  State tax consequences to each Beneficial Owner will depend upon the provisions of the state tax laws to which the Beneficial Owner is subject. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100 percent of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

  Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Beneficial Owners in all of the state taxing jurisdictions in which they are already subject to tax. There can be no assurance that other states will not claim that the Servicer has not undertaken activities in such states. If such a claim were made, no assurances can be given as to the treatment of the Beneficial Owner by any particular state. Beneficial Owners are urged to consult their own tax advisors with respect to state and local taxes.

  THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit pension, profit sharing, or other employee benefit plans, individual retirement accounts or annuities, employee annuity plans and Keogh plans subject to ERISA or Section 4975 of the Code (collectively referred to as "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for fiduciaries, "parties in interest" and "disqualified persons."

  Unless a statutory, regulatory or administrative exemption is available, a violation of the prohibited transaction rules could occur if any Certificates were to be acquired by a Benefit Plan or with "plan assets" of any Benefit Plan, and if any of the Transferor, the Trustee, any Underwriter or any of their affiliates were a "party in interest" or a "disqualified person" with respect to such Benefit Plan. The Seller, the Trustee and the Underwriter are likely to be "parties in interest" or "disqualified persons" with respect to many Benefit Plans.

  Pursuant to the Final Regulation issued by the U.S. Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan unless certain exceptions under the Final Regulation apply or an exemption is available. There can be no assurance that any of the exceptions provided in the Final Regulation will apply. If the underlying assets of the Trust were deemed to be plan assets by reason of the acquisition of Certificates by Benefit Plans, the Seller, the Servicer the Trustee and other persons who provide services with respect to the Trust might be subject to the fiduciary responsibility provisions of Title I of ERISA and the operations of the Trust could result in prohibited transactions.

  The DOL has granted to Credit Suisse First Boston, to J.P. Morgan & Co. and to Smith Barney Inc administrative exemptions (Prohibited Transactions Exemption 89-90), (the "Exemptions") which generally exempts from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools, including pools of motor vehicle installment obligations such as the Receivables and the purchase, sale and holding of asset-backed pass-through certificates, including pass-through certificates evidencing interests in certain receivables, loans and other obligations, such as the Certificates, provided that certain conditions set forth in the Exemption are satisfied. Each Exemption sets forth the following six general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder:

    (1) The acquisition of the Certificates by a Benefit Plan is on terms (including the price for the certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

    (3) The Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is one of the three highest general rating categories from either S&P, Moody's, Fitch or Duff & Phelps Credit Rating Co.

    (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

    (5) The sum of all payments made to and retained by the related Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for its services. The sum of all payments made and retained by the Seller pursuant to the assignment of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    (6) The Benefit Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

  If the general conditions of each Exemption are satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Benefit Plans in the initial issue of Certificates, the holding of Certificates by Benefit Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans. However, no exemption is provided from the restrictions of
Section 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Benefit Plan sponsored by (1) an Underwriter, (2) the Certificate Insurer, (3) the Issuer, (4) the Seller, (5) the Servicer, (6) the Trustee, (7) any Obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance and (8) any affiliate or successor of a person described in (1) to (7) above (the "Restricted Group").

  If the specific conditions of Section I.B. of each Exemption are also satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates to a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans and (3) the holding of Certificates by Benefit Plans. Among the specific conditions that must be satisfied is the condition that the Benefit Plan acquires no more than 25% of the Certificates and immediately after the acquisition of the Certificates no more than 25% of the assets of the Benefit Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity. As of the Cut-off Date, the Seller believes no Obligor with respect to Receivables included in the Trust constitutes more than % of the aggregate unamortized principal balance of the Trust.

  If the specific conditions of Section I.C. of each Exemption are also satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust.

  Section I.D of each Exemption provides an exemption from the restrictions imposed by Section 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Benefit Plan's ownership of Certificates.

  Before purchasing a Certificate based on each Exemption, a fiduciary of a Benefit Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of such Exemption and (2) that the specific conditions and other requirements set forth in such Exemption would be satisfied.

  Prospective Benefit Plan investors in the Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of each Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                    RATINGS

  It is a condition to the issuance of the Certificates that they be rated in the highest rating category by at least one of the Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings of Rating Agencies assigned to Certificates addresses the likelihood of the receipt by the Certificateholders of all distributions to which such Certificateholders are entitled. The ratings do not address the timely or ultimate payment of any withholding tax imposed. The ratings assigned to Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Certificateholders might suffer a lower than anticipated yield.

                                 UNDERWRITING

  Under the terms and subject to the conditions set forth in an Underwriting Agreement dated March , 1997 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have agreed to purchase from the Seller the following respective principal amounts of the Certificates:

                                                                    PRINCIPAL
                                                                    AMOUNT OF
           UNDERWRITER                                             CERTIFICATES
           -----------                                             ------------
     CS First Boston Corporation..................................
     J.P. Morgan Securities Inc...................................
     Smith Barney Inc.............................................
                                                                       ----
         Total....................................................
                                                                       ====

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Certificates, if any are purchased.

  The Seller has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession of % of the principal amount per Certificate, and the Underwriters and such dealers may allow a discount of % of such principal amount per Certificate on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Underwriters.

  The Certificates are a new issue of securities with no established trading market. The Underwriters have advised the Seller that they intend to act as a market maker for the Certificates. However, no Underwriter is obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any Underwriter trading market for the Certificates.

  The Seller has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

  Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Series 1997-1 Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Series 1997-1 Certificates if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; and (c) it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Series 1997-1 Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

  In the ordinary course of its business, each Underwriter and its respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with Chevy Chase Bank, F.S.B. and its affiliates.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

  The distribution of the Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Seller prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Certificates are effected. Accordingly, any resale of the Certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Certificates.

REPRESENTATIONS OF PURCHASERS

  Each purchaser of a Certificate in Canada who receives a purchase confirmation will be deemed to represent to the Seller and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Certificate without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent and (iii) such purchaser has reviewed the text above under "Resale Restrictions" herein.

RIGHTS OF ACTIONS AND ENFORCEMENT

  The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

  All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

  A purchaser of a Certificate to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5, a copy of which may be obtained from the Seller. Only one such report must be filed in respect of the Certificates acquired on the same date and under the same prospectus exemption.

                                    EXPERTS

  The consolidated financial statements of the Certificate Insurer as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller by Shaw, Pittman, Potts & Trowbridge, Washington, D.C. and for the Underwriters by Dewey Ballantine, New York, New York.

                             INDEX OF DEFINED TERMS

1996 Debentures............................................................
Accounts...................................................................
Adequately capitalized.....................................................
Agreement..................................................................
AMBAC......................................................................
APRs.......................................................................
Available Funds............................................................
Balloon Receivable.........................................................
Bank.......................................................................
Bank Receivables...........................................................
Beneficial Owner...........................................................
Beneficial Owners..........................................................
Benefit Plans..............................................................
Business Day...............................................................
CEDEL......................................................................
Certificate Account........................................................
Certificate Insurance Policy...............................................
Certificate Insurer........................................................
Certificate Principal Balance..............................................
Certificateholders.........................................................
Certificates...............................................................
CFC........................................................................
CFC Receivables............................................................
Claim Date.................................................................
Closing Date...............................................................
Code.......................................................................
Collection Account.........................................................
Collection Period..........................................................
Cut-off Date...............................................................
Dealers....................................................................
Defaulted Receivable.......................................................
Deficiency Amount..........................................................
Determination Date.........................................................
Distribution Date..........................................................
DOL........................................................................
ERISA......................................................................
Euroclear..................................................................
Excess Interest............................................................
Exemption..................................................................
FDIC.......................................................................
FDICIA.....................................................................
Final Scheduled Distribution Date..........................................
FIRREA.....................................................................
Fiscal Agent...............................................................
Initial Yield Maintenance Amount...........................................
Insufficiency Amount.......................................................
Insured Payment............................................................
Issuer.....................................................................
Late Payment Rate..........................................................
Lenders....................................................................

Liquidated Receivable......................................................
Liquidation Proceeds.......................................................
Monthly Interest...........................................................
Monthly Principal..........................................................
Monthly Report.............................................................
Notice.....................................................................
Obligor....................................................................
Optional Termination.......................................................
Original Certificate Principal Balance.....................................
OTS........................................................................
Owner......................................................................
Pass-Through Rate..........................................................
Pool Balance...............................................................
Pooling Agreement..........................................................
Preference Amount..........................................................
Prime Rate.................................................................
Purchase Amount............................................................
Purchased Receivable.......................................................
Rating Agencies............................................................
Receivables................................................................
Record Date................................................................
Recoveries.................................................................
Regulations................................................................
Reimbursement Amount.......................................................
REIT Preferred Stock.......................................................
REIT Subsidiary............................................................
Required Payments..........................................................
Required Rate..............................................................
Reserve Account............................................................
Reserve Initial Deposit....................................................
Restricted Group...........................................................
Retained Yield.............................................................
SAIF.......................................................................
Seller.....................................................................
Servicer...................................................................
Servicer's Certificate.....................................................
Servicing Fee..............................................................
Servicing Fee Rate.........................................................
Specified Reserve Balance..................................................
Trade-In Value.............................................................
Trust......................................................................
Trust Property.............................................................
Trustee....................................................................
Underwriters...............................................................
Underwriting Agreement.....................................................
United States person.......................................................
Well capitalized...........................................................
Well-capitalized...........................................................
Yield Maintenance Amount...................................................
Yield Maintenance Payments.................................................

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NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-
MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANK OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK SINCE SUCH DATE OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           PROSPECTUS SUPPLEMENT
Summary of Terms...........................................................  S-3
Risk Factors...............................................................  S-9
Formation of the Trust.....................................................  S-9
The 1997-1 Trust Property.................................................. S-10
Use of Proceeds............................................................ S-10
Prepayment and Yield Considerations........................................ S-10
The Receivables Pool....................................................... S-11
The Seller and the Servicer................................................ S-14
The Certificates........................................................... S-17
The Certificate Insurer.................................................... S-22
The Certificate Insurance Policy........................................... S-23
Certain Federal Income Tax Consequences.................................... S-25
ERISA Considerations....................................................... S-29
Ratings.................................................................... S-31
Underwriting............................................................... S-31
Notice to Canadian Residents............................................... S-32
Experts.................................................................... S-33
Legal Matters.............................................................. S-33
Index of Defined Terms..................................................... S-34
                                PROSPECTUS
Prospectus Supplement......................................................
Available Information......................................................
Incorporation of Certain Documents by Reference............................
Reports to Certificateholders..............................................
Prospectus Summary.........................................................
Risk Factors...............................................................
The Trust Property.........................................................
The Issuers................................................................
The Receivables............................................................
Automobile Financing Programs..............................................
Pool Factors...............................................................
Use of Proceeds............................................................
The Lenders................................................................
The Trustee(s).............................................................
Description of the Securities..............................................
Description of the Trust Agreements........................................
Certain Legal Aspects of the Receivables...................................
Certain Tax Considerations.................................................
ERISA Considerations.......................................................
Methods of Distribution....................................................
Legal Opinions.............................................................
Annex I....................................................................  A-1

                                  -----------

UNTIL JUNE , 1997 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEAL-ERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PAR-TICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACT-ING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                               CHEVY CHASE AUTO

                           RECEIVABLES TRUST 1997-1

                                $209,433,212.14
                           % AUTO RECEIVABLES BACKED
                                 CERTIFICATES

                           CHEVY CHASE BANK, F.S.B.

                              SELLER AND SERVICER


                             PROSPECTUS SUPPLEMENT

                          CREDIT SUISSE FIRST BOSTON

                               J.P. MORGAN & CO.

                               SMITH BARNEY INC

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